Exhibit 99.1

PRESS RELEASE

NRG Energy, Inc. Reports Third Quarter Results
and Initiates 2017 Financial Guidance

Key Highlights

•	Increasing and narrowing 2016 Adjusted EBITDA guidance, and initiating 2017 Adjusted EBITDA and Free Cash Flow before Growth (FCFbG) guidance

•
Repurchased $440 million[1] of corporate debt since second quarter 2016; total of $1.0 billion of corporate debt retired since third quarter 2015 generating approximately $78 million[2] of net annualized interest savings

•	Acquisition of 1.5 GWac[3] (2.1 GWdc) of utility-scale and 29 MWac distributed renewable generation from SunEdison

Financial Results

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/16	9/30/15	9/30/16	9/30/15
Net Income/(Loss)	$393	$67	$164	$(78)
Cash From Operations	$860	$934	$1,733	$1,392
Adjusted EBITDA[4]	$1,173	$1,103	$2,765	$2,585
Free Cash Flow (FCF) Before Growth Investments	$911	$861	$1,131	$1,135

•
Net income of $393 million in the third quarter 2016, compared with a net income of $67 million in the third quarter 2015. After adjusting for the $266 million gain on sale of assets in the third quarter 2016 and $263 million of impairments in the third quarter 2015, net income declined $203 million related to lower energy margins and increased debt extinguishment costs.

•	Adjusted EBITDA of $1,173 million for the third quarter 2016 represents a $70 million increase compared to the third quarter 2015.

PRINCETON, NJ - November 4, 2016 - NRG Energy, Inc. (NYSE: NRG) today reported third quarter net income of $393 million. The net income for the first nine months of 2016 was $164 million, or $0.91 per diluted common share compared to a net loss of $78 million, or $(0.25) per diluted common share for the first nine months of 2015. Adjusted EBITDA for the three and nine months ended September 30, 2016, was $1,173 million and $2,765 million, respectively. Year-to-date cash from operations totaled $1,733 million.

“Our unique integrated platform delivered another strong quarter despite a subdued price environment,” said Mauricio Gutierrez, NRG's President and Chief Executive Officer. “We remain focused on capital discipline with the retirement of $1 billion of corporate debt, while opportunistically deploying capital for growth, as evidenced by the SunEdison transaction. It is the consistent performance of our generation-retail model that drives our 2016 performance and our 2017 guidance announced today."

1 Represents $1.312 billion of corporate debt retired, net of $1.25 billion of 2027 Senior Notes issuance, in third quarter 2016, and completed repurchases of $186 million of Senior Notes due 2018 and $193 million of Senior Notes due 2021, on October 18, 2016 and November 3, 2016, respectively.
2 Net of refinanced term loan interest cost of $16 million.
3 1,384 MW acquired as of November 4, 2016; acquisition of 154 MW construction-ready solar facility in Texas expected to close in November 2016.
4 For comparability, 2015 results have been restated to include the negative contribution from residential solar of $42 million and $129 million for the three and nine months ended September 30, 2015.

Segment Results
Table 1: Net Income/(Loss)

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/16	9/30/15	9/30/16	9/30/15
Generation	$630	$164	$418	$213
Retail Mass	2	197	644	523
Renewables [1]	11	(16)	(102)	(74)
NRG Yield [1]	47	32	111	53
Corporate [2]	(297)	(310)	(907)	(793)
Net Income/(Loss) [3]	$393	$67	$164	$(78)

1.	In accordance with GAAP, 2015 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions which closed on November 3, 2015, and September 1, 2016.

2.	Includes residential solar.

3.	Includes mark-to-market gains and losses of economic hedges.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/16	9/30/15	9/30/16	9/30/15
Generation [1]	$605	$674	$1,340	$1,525
Retail Mass	266	225	629	606
Renewables [2]	84	60	161	132
NRG Yield [2]	246	221	692	569
Corporate [3]	(28)	(77)	(57)	(247)
Adjusted EBITDA [4]	$1,173	$1,103	$2,765	$2,585

1.	See Appendices A-6 through A-9 for Generation regional Reg G reconciliations.

2.	In accordance with GAAP, 2015 results have been restated to include full impact of the assets in the NRG Yield Drop Down transactions which closed on November 3, 2015, and September 1, 2016.

3.	2016 includes residential solar. 2015 results have been restated to include negative contribution of $42 million and $129 million for the three and nine months ended September 30, 2015, respectively.

4.	See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations.

Generation: Third quarter Adjusted EBITDA was $605 million, $69 million lower than third quarter 2015 primarily driven by:

•	Gulf Coast Region: $94 million decrease due primarily to lower realized energy margins in Texas from the decline in power prices and lower South Central capacity revenues.

•
East Region: $26 million lower due to lower realized energy margins on lower dispatch and asset sales and lower capacity prices; partially offset by the partial monetization of $98 million in 2017-2019 hedges at GenOn and lower operating costs due to decreased dispatch, reduced outages, deactivations and plant sales.

•	West Region: $44 million increase due to gain from sale of real property at Potrero site partially offset by lower capacity prices.

•	Business Solutions: $7 million in lower costs primarily driven by favorable settlement of a Texas sales tax audit.
Retail Mass: Third quarter Adjusted EBITDA was $266 million, $41 million higher than third quarter 2015 driven by operating cost efficiencies, lower supply costs and favorable weather in 2016 compared to 2015.
Renewables: Third quarter Adjusted EBITDA was $84 million, $24 million higher than third quarter 2015 due primarily to increased generation at Ivanpah.
NRG Yield: Third quarter Adjusted EBITDA was $246 million, $25 million higher than third quarter 2015 primarily due to higher generation across the wind portfolio.
Corporate: Third quarter Adjusted EBITDA was $(28) million, $49 million favorable to third quarter 2015 due to reduced operating expenses at residential solar and favorable trading results at BETM.

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	9/30/16	12/31/15
Cash at NRG-Level [1]	$941	$693
Revolver	1,374	1,373
NRG-Level Liquidity	$2,315	$2,066
Restricted cash	480	414
Cash at Non-Guarantor Subsidiaries	1,494	825
Total Liquidity	$4,289	$3,305
1 September 30, 2016, balance includes $250 million of unrestricted cash held at Midwest Generation (a non-guarantor subsidiary) which can be distributed to NRG without limitation.

NRG-Level cash as of September 30, 2016, was $941 million, an increase of $248 million from the end of 2015, and $1.4 billion was available under the Company’s credit facilities at the end of the third quarter 2016. Total liquidity was $4.3 billion, including restricted cash and cash at non-guarantor subsidiaries (primarily GenOn and NRG Yield).

NRG Strategic Developments
University of Pittsburgh Medical Center (UPMC) Thermal Project
On October 31, 2016, subsidiaries of NRG and NRG Yield, Inc., entered into an Engineering, Procurement and Construction (EPC) agreement for the construction of a 73 MWt district energy system for NRG Yield to provide approximately 150 kpph of steam, 6,750 tons of chilled water and 7.5 MW of emergency backup power service to UPMC. The initial term of the energy services agreement (under fixed capacity payments) with UPMC Mercy will be for a period of twenty years from the service commencement date.  Pursuant to the terms of the EPC agreement, NRG Yield will pay NRG $79 million, subject to adjustment based upon certain conditions in the EPC agreement, upon substantial completion of the project. The project is expected to achieve commercial operations in the first quarter of 2018.
SunEdison Utility-Scale Solar and Wind Acquisition
On September 15, 2016, the Company entered into an agreement with SunEdison to acquire (i) an equity interest in a tax-equity portfolio of 530 MW mechanically-complete solar assets of which NRG’s net interest based on cash to be distributed will be 265 MW, and an additional 937 MW of solar and wind assets in development, (ii) a 154 MW construction-ready solar facility in Texas and (iii) a 182 MW portfolio of construction-ready and development solar assets in Hawaii.  The acquisition of the portfolio of solar assets in Hawaii was completed on October 7, 2016, for upfront cash consideration of $2 million and the acquisition of the 530 MW tax-equity portfolio and 937 MW of development assets was completed on November 2, 2016, for upfront cash consideration of $111 million. The Company expects to pay total upfront cash consideration for the three acquisitions of $129 million, with an estimated $59 million in additional payments contingent upon future development milestones.
SunEdison Solar Distributed Generation Acquisition
On October 3, 2016, the Company acquired a 29 MW portfolio of mechanically-complete and construction-ready distributed generation solar assets from SunEdison for cash consideration of approximately $68 million, subject to post-closing adjustments.  The Company expects to sell these assets into a tax-equity financed portfolio within the distributed generation partnership with NRG Yield.
Drop Down to NRG Yield
On September 1, 2016, NRG completed the previously announced sale of its 51.05% interest in the CVSR facility to NRG Yield Operating LLC for total cash consideration of approximately $78.5 million plus assumed debt.

Outlook for 2016 and Initiation of 2017 Guidance
NRG has increased and narrowed the range of its Adjusted EBITDA and narrowed FCF before growth investments guidance for 2016 and is also initiating guidance for fiscal year 2017 as set forth below.
Table 4: 2016 and 2017 Adjusted EBITDA and FCF before Growth Investments Guidance

	2016		2017
($ in millions)	Prior Guidance	Narrowed Guidance	Guidance
Adjusted EBITDA[1]	$3,000 - 3,200	$3,250 - 3,350	$2,700 - $2,900
Cash From Operations	$2,055 - 2,255	$1,975 - 2,075	$1,355 - $1,555
Free Cash Flow - before Growth Investments	$1,000 - 1,200	$1,100 - 1,200	$800 - $1,000

1.
Non-GAAP financial measure; see Appendix Table A-11 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year.

Capital Allocation Update
In October 2016, the Company redeemed $186 million of its 7.625% 2018 Senior Notes through a tender offer, at an average early redemption percentage of 107.75%.  On November 3, 2016, the Company redeemed $193 million of its 7.875% 2021 Senior Notes, at a redemption price of 103.94%.
Year-to-date through November 4, 2016, NRG has reduced corporate debt by $777 million. Combined with the debt repurchases in 2015 and the extension of debt maturities at a lower average coupon rate, NRG has retired $1.0 billion of corporate debt resulting in an annual interest savings of approximately $78 million, plus an additional $10 million in dividend savings from the repurchase of 100% of its outstanding $345 million, 2.822% convertible perpetual preferred stock for $226 million.

On October 19, 2016, NRG declared a quarterly dividend on the company's common stock of $0.03 per share, payable November 15, 2016, to stockholders of record as of November 1, 2016, representing $0.12 on an annualized basis.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call
On November 4, 2016, NRG will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG
NRG is the leading integrated power company in the U.S., built on the strength of the nation’s largest and most diverse competitive electric generation portfolio and leading retail electricity platform. A Fortune 200 company, NRG creates value through best in class operations, reliable and efficient electric generation, and a retail platform serving residential and commercial customers. Working with electricity customers, large and small, we continually innovate, embrace and implement sustainable solutions for producing and managing energy. We aim to be pioneers in developing smarter energy choices and delivering exceptional service as our retail electricity providers serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrg.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure
In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,”

“estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, our ability to implement value enhancing improvements to plant operations and companywide processes, the ability for GenOn to continue as a going concern, our ability to obtain federal loan guarantees, the inability to maintain or create successful partnering relationships with NRG Yield and other third parties, our ability to operate our businesses efficiently including NRG Yield, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate the businesses of acquired companies,  the ability to realize anticipated benefits of acquisitions (including expected cost savings and other synergies) and  the ability to sell assets to NRG Yield, Inc. or the risk that anticipated benefits may take longer to realize than expected and our ability to pay dividends and initiate share or debt repurchases under our capital allocation plan, which may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend or debt repurchases are subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of November 4, 2016. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings press release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

###

Contacts:

Media:	Investors:

Karen Cleeve	Kevin L. Cole, CFA
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except for per share amounts)	2016	2015	2016	2015
Operating Revenues
Total operating revenues	$3,952	$4,434	$9,819	$11,663
Operating Costs and Expenses
Cost of operations	2,793	3,042	6,738	8,551
Depreciation and amortization	357	382	979	1,173
Impairment losses	8	263	123	263
Selling, general and administrative	282	327	802	878
Acquisition-related transaction and integration costs	—	3	7	16
Development activity expenses	23	38	67	109
Total operating costs and expenses	3,463	4,055	8,716	10,990
Gain on sale of assets and postretirement benefits curtailment, net	266	—	215	14
Operating Income	755	379	1,318	687
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	16	24	13	29
Impairment loss on investment	(8)	—	(147)	—
Other income, net	9	4	35	27
Loss on debt extinguishment, net	(50)	(2)	(119)	(9)
Interest expense	(280)	(291)	(841)	(855)
Total other expense	(313)	(265)	(1,059)	(808)
Income/(Loss) Before Income Taxes	442	114	259	(121)
Income tax expense/(benefit)	49	47	95	(43)
Net Income/(Loss)	393	67	164	(78)
Less: Net (loss)/income attributable to noncontrolling interest and redeemable noncontrolling interests	(9)	1	(49)	(10)
Net Income/(Loss) Attributable to NRG Energy, Inc.	402	66	213	(68)
Gain on redemption, net of dividends for preferred shares	—	5	(73)	15
Income/(Loss) Available for Common Stockholders	$402	$61	$286	$(83)
Earnings/(Loss) per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	316	331	315	334
Earnings/(Loss) per Weighted Average Common Share — Basic	$1.27	$0.18	$0.91	$(0.25)
Weighted average number of common shares outstanding — diluted	317	332	316	334
Earnings/(Loss) per Weighted Average Common Share — Diluted	$1.27	$0.18	$0.91	$(0.25)
Dividends Per Common Share	$0.03	$0.15	$0.21	$0.44

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	(In millions)
Net Income/(Loss)	$393	$67	$164	$(78)
Other Comprehensive Income/(Loss), net of tax
Unrealized gains/(losses) on derivatives, net of income tax (benefit)/expense of $(1), $(12), $1 and $(6)	27	(6)	(8)	(2)
Foreign currency translation adjustments, net of income tax benefit of $0 , $5, $0 and $6	3	(8)	6	(10)
Available-for-sale securities, net of income tax expense of $0, $6, $0 and $1	—	(7)	1	(11)
Defined benefit plans, net of tax expense of $0, $2, $0 and $6	31	3	32	9
Other comprehensive income/(loss)	61	(18)	31	(14)
Comprehensive Income/(Loss)	454	49	195	(92)
Less: Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	(2)	(17)	(70)	(34)
Comprehensive Income/(Loss) Attributable to NRG Energy, Inc.	456	66	265	(58)
Gain on redemption, net of dividends for preferred shares	—	5	(73)	15
Comprehensive Income/(Loss) Available for Common Stockholders	$456	$61	$338	$(73)

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
(In millions, except shares)	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$2,435	$1,518
Funds deposited by counterparties	16	106
Restricted cash	480	414
Accounts receivable, net	1,362	1,157
Inventory	1,017	1,252
Derivative instruments	964	1,915
Cash collateral paid in support of energy risk management activities	337	568
Renewable energy grant receivable, net	34	13
Current assets held-for-sale	—	6
Prepayments and other current assets	369	442
Total current assets	7,014	7,391
Property, plant and equipment, net	18,203	18,732
Other Assets
Equity investments in affiliates	900	1,045
Notes receivable, less current portion	21	53
Goodwill	999	999
Intangible assets, net	2,106	2,310
Nuclear decommissioning trust fund	605	561
Derivative instruments	256	305
Deferred income taxes	189	167
Non-current assets held-for-sale	—	105
Other non-current assets	1,198	1,214
Total other assets	6,274	6,759
Total Assets	$31,491	$32,882
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$1,221	$481
Accounts payable	945	869
Derivative instruments	969	1,721
Cash collateral received in support of energy risk management activities	16	106
Current liabilities held-for-sale	—	2
Accrued expenses and other current liabilities	1,150	1,196
Total current liabilities	4,301	4,375
Other Liabilities
Long-term debt and capital leases	18,018	18,983
Nuclear decommissioning reserve	284	326
Nuclear decommissioning trust liability	309	283
Deferred income taxes	47	19
Derivative instruments	475	493
Out-of-market contracts, net	1,065	1,146
Non-current liabilities held-for-sale	—	4
Other non-current liabilities	1,480	1,488
Total non-current liabilities	21,678	22,742
Total Liabilities	25,979	27,117
2.822% convertible perpetual preferred stock	—	302
Redeemable noncontrolling interest in subsidiaries	19	29
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,370	8,296
Retained deficit	(2,791)	(3,007)
Less treasury stock, at cost — 102,140,814 and 102,749,908 shares, respectively	(2,399)	(2,413)
Accumulated other comprehensive loss	(142)	(173)
Noncontrolling interest	2,451	2,727
Total Stockholders’ Equity	5,493	5,434
Total Liabilities and Stockholders’ Equity	$31,491	$32,882

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2016	2015
	(In millions)
Cash Flows from Operating Activities
Net Income/(Loss)	$164	$(78)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	44	28
Depreciation and amortization	979	1,173
Provision for bad debts	36	49
Amortization of nuclear fuel	39	36
Amortization of financing costs and debt discount/premiums	3	(9)
Adjustment to loss on debt extinguishment	21	9
Amortization of intangibles and out-of-market contracts	73	68
Amortization of unearned equity compensation	23	37
Impairment losses	270	263
Changes in deferred income taxes and liability for uncertain tax benefits	29	(72)
Changes in nuclear decommissioning trust liability	24	1
Changes in derivative instruments	82	180
Changes in collateral deposits supporting energy risk management activities	231	(180)
Proceeds from sale of emission allowances	47	(6)
Gain on sale of assets and equity method investments, net and postretirement benefits curtailment	(224)	(14)
Cash used by changes in other working capital	(108)	(93)
Net Cash Provided by Operating Activities	1,733	1,392
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(18)	(31)
Capital expenditures	(898)	(889)
Increase in restricted cash, net	(30)	(41)
(Increase)/decrease in restricted cash to support equity requirements for U.S. DOE funded projects	(36)	1
Decrease in notes receivable	2	10
Purchases of emission allowances	(32)	(40)
Proceeds from sale of emission allowances	47	45
Investments in nuclear decommissioning trust fund securities	(378)	(500)
Proceeds from the sale of nuclear decommissioning trust fund securities	354	499
Proceeds from renewable energy grants and state rebates	11	62
Proceeds from sale of assets, net of cash disposed of	636	1
Investments in unconsolidated affiliates	(23)	(357)
Other	44	8
Net Cash Used by Investing Activities	(321)	(1,232)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(66)	(152)
Payment for treasury stock	—	(353)
Payment for preferred shares	(226)	—
Net receipts from settlement of acquired derivatives that include financing elements	129	138
Proceeds from issuance of long-term debt	5,237	679
Payments for short and long-term debt	(5,357)	(954)
Distributions from, net of contributions to, noncontrolling interest in subsidiaries	(127)	651
Proceeds from issuance of common stock	1	1
Payment of debt issuance costs	(70)	(14)
Other - contingent consideration	(10)	(22)
Net Cash Used by Financing Activities	(489)	(26)
Effect of exchange rate changes on cash and cash equivalents	(6)	15
Net Increase in Cash and Cash Equivalents	917	149
Cash and Cash Equivalents at Beginning of Period	1,518	2,116
Cash and Cash Equivalents at End of Period	$2,435	$2,265

Appendix Table A-1: Third Quarter 2016 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Net income/(loss)	2	630	11	47	(297)	393
Plus:
Interest expense, net	—	14	34	70	157	275
Income tax	—	(2)	(3)	13	41	49
Loss on debt extinguishment	—	—	—	—	50	50
Depreciation, amortization and ARO expense	25	198	48	76	16	363
Amortization of contracts	(1)	(15)	—	17	—	1
EBITDA	26	825	90	223	(33)	1,131
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	7	2	23	(2)	30
Reorganization costs	—	—	—	—	6	6
Deactivation costs	—	3	—	—	1	4
Gain on sale of business	—	(194)	—	—	(4)	(198)
Other non recurring charges	—	6	(6)	—	—	—
Impairments	—	13	(1)	—	4	16
Mark to market (MtM) (gains)/losses on economic hedges	240	(55)	(1)	—	—	184
Adjusted EBITDA	266	605	84	246	(28)	1,173
Third Quarter 2016 condensed financial information by Operating Segment:

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Operating revenues	1,618	2,322	139	289	(325)	4,043
Cost of sales	1,156	1,276	1	18	(341)	2,110
Economic gross margin	462	1,046	138	271	16	1,933
Operations & maintenance (a)	54	369	19	36	3	481
Selling, marketing, general and administrative(b)	118	101	12	4	41	276
Other income/(expense)	24	(29)	23	(15)	—	3
Adjusted EBITDA	266	605	84	246	(28)	1,173
(a) Excludes deactivation costs of $4 million.
(b) Excludes reorganization costs of $6 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	3,952	12	79	—	—	4,043
Cost of operations	2,218	(3)	(105)	—	—	2,110
Gross margin	1,734	15	184	—	—	1,933
Operations & maintenance	485	—	—	(4)	—	481
Selling, marketing, general & administrative (a)	282	—	—	—	(6)	276
Other expense/(income) (b)	574	(723)	—	—	152	3
Net income	393	738	184	4	(146)	1,173
(a) Other adj. includes reorganization costs of $6 million.
(b) Other adj. includes impairments, loss on sale of business, and acquisition-related transaction & integration costs.

Appendix Table A-2: Third Quarter 2015 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Net income/(loss)	197	164	(16)	32	(310)	67
Plus:
Interest expense, net	—	17	22	70	177	286
Income tax	—	2	(4)	8	41	47
Loss on debt extinguishment	—	—	—	2	—	2
Depreciation amortization and ARO expense	30	231	46	71	17	395
Amortization of contracts	(1)	(11)	—	14	—	2
EBITDA	226	403	48	197	(75)	799
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	10	3	20	(4)	29
Acquisition-related transaction & integration costs	—	—	—	1	2	3
Deactivation costs	—	2	—	—		2
Gain on sale of business	—	—	(2)	—	—	(2)
Other non recurring charges	(13)	8	6	1	—	2
Impairments	36	222	5	—	—	263
MtM (gains)/losses on economic hedges	(24)	29	—	2	—	7
Adjusted EBITDA	225	674	60	221	(77)	1,103
Third Quarter 2015 condensed financial information by Operating Segment:

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Operating revenues	1,698	2,692	123	272	(378)	4,407
Cost of sales	1,255	1,449	—	20	(364)	2,360
Economic gross margin	443	1,243	123	252	(14)	2,047
Operations & maintenance (a)	50	384	39	38	(3)	508
Selling, marketing, general & administrative	116	127	16	3	65	327
Other income/(expense) (b)	52	58	8	(10)	1	109
Adjusted EBITDA	225	674	60	221	(77)	1,103
(a) Excludes deactivation costs of $2 million.
(b) Excludes acquisition-related transaction & integration costs of $3 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	4,434	8	(35)	—	—	4,407
Cost of operations	2,409	(7)	(42)	—	—	2,360
Gross margin	2,025	15	7	—	—	2,047
Operations & maintenance	510	—	—	(2)	—	508
Selling, marketing, general & administrative	327	—	—	—	—	327
Other expense/(income) (a)	1,121	(718)	—	—	(294)	109
Net income	67	733	7	2	294	1,103
(a) Other adj. includes impairments and acquisition-related transaction & integration costs.

Appendix Table A-3: YTD Third Quarter 2016 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Net income/(loss)	644	418	(102)	111	(907)	164
Plus:
Interest expense, net	—	56	84	212	478	830
Income tax	—	(1)	(14)	25	85	95
Loss on debt extinguishment	—	—	—	—	119	119
Depreciation, amortization and ARO expense	80	506	144	226	50	1,006
Amortization of contracts	—	(46)	—	57	(3)	8
EBITDA	724	933	112	631	(178)	2,222
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	23	16	58	(4)	93
Acquisition-related transaction & integration costs	—	—	—	—	7	7
Reorganization costs	5	1	3	—	17	26
Deactivation costs	—	15	—	—	1	16
(Gain)/loss on sale of business	—	(223)	—	—	79	(144)
Other non recurring charges	—	17	5	3	2	27
Impairments	—	226	25	—	19	270
Market to market (MtM) (gains)/losses on economic hedges	(100)	348	—	—	—	248
Adjusted EBITDA	629	1,340	161	692	(57)	2,765
YTD Third Quarter 2016 condensed financial information by Operating Segment:

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Operating revenues	3,868	6,131	336	840	(723)	10,452
Cost of sales	2,711	3,166	3	48	(796)	5,132
Economic gross margin	1,157	2,965	333	792	73	5,320
Operations & maintenance (a)	164	1,239	96	118	9	1,626
Selling, marketing, general & administrative (b)	299	311	40	10	116	776
Other expense/(income) (c)	65	75	36	(28)	5	153
Adjusted EBITDA	629	1,340	161	692	(57)	2,765
(a) Excludes deactivation costs of $16 million.
(b) Excludes reorganization costs of $26 million.
(c) Excludes acquisition-related transaction & integration costs of $7 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	9,819	41	592	—	—	10,452
Cost of operations	4,794	(6)	344	—	—	5,132
Gross margin	5,025	47	248	—	—	5,320
Operations & maintenance	1,642	—	—	(16)	—	1,626
Selling, marketing, general & administrative(a)	802	—	—	—	(26)	776
Other expense/(income) (b)	2,417	(2,011)	—	—	(253)	153
Net income	164	2,058	248	16	279	2,765
(a) Other adj. includes reorganization costs of $26 million.
(b) Other adj. includes impairments, gain/(loss) on sale of business and acquisition-related transaction & integration costs.

Appendix Table A-4: YTD Third Quarter 2015 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Net income/(loss)	523	213	(74)	53	(793)	(78)
Plus:
Interest expense, net	—	52	61	199	532	844
Income tax	—	3	(13)	8	(41)	(43)
Loss on debt extinguishment	—	—	—	9	—	9
Depreciation amortization and ARO expense	94	706	134	224	43	1,201
Amortization of contracts	—	(41)	1	40	1	1
EBITDA	617	933	109	533	(258)	1,934
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	22	13	34	(2)	67
Acquisition-related transaction & integration costs	1	—	—	2	13	16
Deactivation costs	—	8	—	—	—	8
Gain on sale of business	—	—	(2)	—	—	(2)
Other non recurring charges	(14)	19	5	1	—	11
Impairments	36	222	5	—	—	263
MtM (gains)/losses on economic hedges	(34)	321	2	(1)	—	288
Adjusted EBITDA	606	1,525	132	569	(247)	2,585
YTD Third Quarter 2015 condensed financial information by Operating Segment:

($ in millions)	Retail Mass	Generation	Renewables	Yield	Corp/Elim	Total
Operating revenues	4,308	7,442	307	768	(969)	11,856
Cost of sales	3,136	4,023	6	58	(941)	6,282
Economic gross margin	1,172	3,419	301	710	(28)	5,574
Operations & maintenance (a)	165	1,384	96	120	9	1,774
Selling, marketing, general & administrative	306	343	37	9	183	878
Other expense/(income) (b)	95	167	36	12	27	337
Adjusted EBITDA	606	1,525	132	569	(247)	2,585
(a) Excludes deactivation costs of $8 million.
(b) Excludes acquisition-related transaction & integration costs of $16 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	11,663	28	165	—	—	11,856
Cost of operations	6,416	(11)	(123)	—	—	6,282
Gross margin	5,247	39	288	—	—	5,574
Operations & maintenance	1,782	—	—	(8)	—	1,774
Selling, marketing, general & administrative	878	—	—	—	—	878
Other expense/(income) (a)	2,665	(1,974)	—	—	(354)	337
Net loss	(78)	2,013	288	8	354	2,585
(a) Other adj. includes impairments and acquisition-related transaction & integration costs.

Appendix Table A-5: 2016 and 2015 QTD and YTD Third Quarter Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	September 30, 2016	September 30, 2015
Net Cash Provided by Operating Activities	860	934
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	26	47
Sale of Potrero Land	74	—
Merger, integration and cost-to-achieve expenses (1)	22	1
Return of capital from equity investments	(5)	—
Adjustment for change in collateral	119	68
Adjusted Cash Flow from Operating Activities	1,096	1,050
Maintenance CapEx, net (2)	(103)	(125)
Environmental CapEx, net	(48)	(30)
Preferred dividends	—	(2)
Distributions to non-controlling interests	(34)	(32)
Free Cash Flow - before Growth Investments	911	861
(1) Cost-to-achieve expenses associated with the $150 million savings announced on September 2015 call.
(2) Includes insurance proceeds of $2 million in 2016; excludes merger and integration capex of $2 million in 2015.

	Nine Months Ended
($ in millions)	September 30, 2016	September 30, 2015
Net Cash Provided by Operating Activities	1,733	1,392
Reclassifying of net receipts for settlement of acquired derivatives that include financing elements	129	138
Sale of Potrero Land	74	—
Merger, integration and cost-to-achieve expenses (1)	47	18
Return of capital from equity investments	6	—
Adjustment for change in collateral	(231)	180
Adjusted Cash Flow from Operating Activities	1,758	1,728
Maintenance CapEx, net (2)	(272)	(314)
Environmental CapEx, net	(237)	(157)
Preferred dividends	(2)	(7)
Distributions to non-controlling interests	(116)	(115)
Free Cash Flow - before Growth Investments	1,131	1,135
(1) Cost-to-achieve expenses associated with the $150 million savings announced on September 2015 call.
(2) Includes insurance proceeds of $33 million in 2016; excludes merger and integration capex of $11 million in 2015.

Appendix Table A-6: Third Quarter 2016 Regional Adjusted EBITDA Reconciliation for Generation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net (loss)/income:

($ in millions)	East	Gulf Coast	West	Business Solutions	Total
Net income/(loss)	385	216	110	(81)	630
Plus:
Interest expense, net	14	—	—	—	14
Income tax	—	(2)	—	—	(2)
Depreciation, amortization and ARO expense	50	127	20	1	198
Amortization of contracts	(17)	1	—	1	(15)
EBITDA	432	342	130	(79)	825
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	2	5	7
Deactivation costs	2	—	1	—	3
Gain on sale of assets	(188)	—	(6)	—	(194)
Other non recurring charges	—	6	—	—	6
Impairments	1	13	(1)	—	13
Market to market (MtM) losses/(gains) on economic hedges	38	(207)	(3)	117	(55)
Adjusted EBITDA	285	154	123	43	605

Third Quarter 2016 condensed financial information for Generation:

($ in millions)	East	Gulf Coast	West	Business Solutions	Elims.	Total
Operating revenues	1,002	804	147	394	(25)	2,322
Cost of sales	452	454	60	331	(21)	1,276
Economic gross margin	550	350	87	63	(4)	1,046
Operations & maintenance (a)	188	143	33	5	—	369
Selling, marketing, general & administrative	43	31	7	20	—	101
Other expense/(income)	34	22	(76)	(5)	(4)	(29)
Adjusted EBITDA	285	154	123	43	—	605
(a) Excludes deactivation costs of $3 million.

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,390	(4)	(64)	—	—	2,322
Cost of operations	1,287	(2)	(9)	—	—	1,276
Gross margin	1,103	(2)	(55)	—	—	1,046
Operations & maintenance	372	—	—	(3)	—	369
Selling, marketing, general & administrative	101	—	—	—	—	101
Other expense/(income) (a)	—	(197)	—	—	168	(29)
Net income	630	195	(55)	3	(168)	605
(a) Other adj. includes impairments and acquisition-related transaction & integration costs.

Appendix Table A-7: Third Quarter 2015 Regional Adjusted EBITDA Reconciliation for Generation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss):

($ in millions)	East	Gulf Coast	West	Business Solutions	Total
Net (loss)/income	(12)	124	63	(11)	164
Plus:
Interest expense, net	17	—	—	—	17
Income tax	—	—	—	2	2
Depreciation amortization and ARO expense	68	143	17	3	231
Amortization of contracts	(18)	1	4	2	(11)
EBITDA	55	268	84	(4)	403
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	4	3	3	10
Deactivation costs	2	—	—	—	2
Other non recurring charges	1	7	—	—	8
Impairments	222	—	—	—	222
MtM (gains)/losses on economic hedges	31	(31)	(8)	37	29
Adjusted EBITDA	311	248	79	36	674

Third Quarter 2015 condensed financial information for Generation:

($ in millions)	East	Gulf Coast	West	Business Solutions	Elims.	Total
Operating revenues	1,143	905	201	446	(3)	2,692
Cost of sales	515	465	90	379	—	1,449
Economic gross margin	628	440	111	67	(3)	1,243
Operations & maintenance (a)	221	128	29	6	—	384
Selling, marketing, general & administrative	53	41	11	22	—	127
Other expense/(income)	43	23	(8)	3	(3)	58
Adjusted EBITDA	311	248	79	36	—	674
(a) Excludes deactivation costs of $2 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,695	(4)	1	—	—	2,692
Cost of operations	1,484	(7)	(28)	—	—	1,449
Gross margin	1,211	3	29	—	—	1,243
Operations & maintenance	386	—	—	(2)	—	384
Selling, marketing, general & administrative	127	—	—	—	—	127
Other expense/(income) (a)	534	(236)	—	—	(240)	58
Net income	164	239	29	2	240	674
(a) Other adj. includes impairments.

Appendix Table A-8: YTD Third Quarter 2016 Regional Adjusted EBITDA Reconciliation for Generation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	East	Gulf Coast	West	Business Solutions	Total
Net income/(loss)	493	(246)	73	98	418
Plus:
Interest expense, net	56	1	—	(1)	56
Income tax	—	(2)	—	1	(1)
Depreciation, amortization and ARO expense	162	281	55	8	506
Amortization of contracts	(52)	4	(3)	5	(46)
EBITDA	659	38	125	111	933
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	5	7	11	23
Reorganization costs	—	—	—	1	1
Deactivation costs	15	—	—	—	15
Gain on sale of assets	(217)	—	(6)	—	(223)
Other non recurring charges	3	14	—	—	17
Impairments	17	151	58	—	226
Market to market (MtM) losses/(gains) on economic hedges	175	208	15	(50)	348
Adjusted EBITDA	652	416	199	73	1,340

Third YTD Quarter 2016 condensed financial information for Generation:

($ in millions)	East	Gulf Coast	West	Business Solutions	Elims.	Total
Operating revenues	2,662	2,089	358	1,055	(33)	6,131
Cost of sales	1,070	1,082	111	924	(21)	3,166
Economic gross margin	1,592	1,007	247	131	(12)	2,965
Operations & maintenance (a)	698	429	95	17	—	1,239
Selling, marketing, general & administrative (b)	133	98	24	56	—	311
Other expense/(income)	109	64	(71)	(15)	(12)	75
Adjusted EBITDA	652	416	199	73	—	1,340
(a) Excludes deactivation costs of $15 million.
(b) Excludes reorganization costs of $1 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	5,599	(11)	543	—	—	6,131
Cost of operations	2,973	(2)	195	—	—	3,166
Gross Margin	2,626	(9)	348	—	—	2,965
Operations & maintenance	1,254	—	—	(15)	—	1,239
Selling, marketing, general & administrative	312	—	—	—	(1)	311
Other expense/(income) (a)	642	(524)	—	—	(43)	75
Net loss	418	515	348	15	44	1,340
(a) Other adj. includes impairments and acquisition-related transaction & integration costs.

Appendix Table A-9: YTD Third Quarter 2015 Regional Adjusted EBITDA Reconciliation for Generation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	East	Gulf Coast	West	Business Solutions	Total
Net income/(loss)	181	49	30	(47)	213
Plus:
Interest expense, net	52	—	—	—	52
Income tax	—	—	—	3	3
Depreciation amortization and ARO expense	220	431	46	9	706
Amortization of contracts	(50)	3	1	5	(41)
EBITDA	403	483	77	(30)	933
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	5	6	11	22
Deactivation costs	5	—	3	—	8
Other non recurring charges	2	17	—	—	19
Impairments	222	—	—	—	222
MtM losses on economic hedges	253	(20)	5	83	321
Adjusted EBITDA	885	485	91	64	1,525

Third YTD Quarter 2015 condensed financial information for Generation:

($ in millions)	East	Gulf Coast	West	Business Solutions	Elims.	Total
Operating revenues	3,518	2,386	366	1,182	(10)	7,442
Cost of sales	1,601	1,236	142	1,044	—	4,023
Economic gross margin	1,917	1,150	224	138	(10)	3,419
Operations & maintenance (a)	776	488	102	18	—	1,384
Selling, marketing, general & administrative	141	114	30	58	—	343
Other expense/(income)	115	63	1	(2)	(10)	167
Adjusted EBITDA	885	485	91	64	—	1,525
(a) Excludes deactivation costs of $8 million.
The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	7,325	(12)	129	—	—	7,442
Cost of operations	4,225	(10)	(192)	—	—	4,023
Gross margin	3,100	(2)	321	—	—	3,419
Operations & maintenance	1,392	—	—	(8)	—	1,384
Selling, marketing, general & administrative	343	—	—	—	—	343
Other expense/(income) (a)	1,152	(721)	—	—	(264)	167
Net income	213	719	321	8	264	1,525
(a) Other adj. includes impairments and acquisition-related transaction & integration costs.

Appendix Table A-10: YTD Third Quarter 2016 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in the first nine months of 2016:

($ in millions)	Nine Months Ended September 30, 2016
Sources:
Adjusted cash flow from operations	1,758
Asset sales	562
Issuance of NRG Yield Senior Notes due 2026	350
Monetization of capacity revenues at Midwest Gen	253
Collateral	231
Issuance of CVSR HoldCo debt	200
Capistrano debt proceeds, net of debt repayment	108
Tax Equity Proceeds	11
Increase in credit facility	1
Uses:
Maintenance and environmental capex, net (1)	(509)
Debt repayments, discretionary, net of proceeds (corporate-level)	(380)
Debt repayments, non-discretionary	(363)
Growth investments and acquisitions, net	(312)
Proceeds from NRG Yield revolver, net of payments	(306)
Redemption of convertible preferred stock	(226)
Distributions to non-controlling interests	(116)
Capistrano distribution of debt proceeds to non-controlling interests	(87)
Debt Issuance Costs	(70)
Common and Preferred Stock Dividends	(66)
Merger, integration and cost-to-achieve expenses (2)	(47)
Other Investing and Financing	(8)
Change in Total Liquidity	984
(1) Includes insurance proceeds of $33 million.
(2) Cost-to-achieve expenses associated with the $150 million savings announced on September 2015 call.

Appendix Table A-11: 2016 and 2017 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

	2016 Adjusted EBITDA Prior Guidance
($ in millions)	Low	High
GAAP Net Income [1]	180	380
Income Tax	100	100
Interest Expense & Debt Extinguishment Costs	1,185	1,185
Depreciation, Amortization, Contract Amortization and ARO Expense	1,445	1,445
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	45	45
Other Costs [2]	45	45
Adjusted EBITDA	3,000	3,200

	2016 Adjusted EBITDA Revised Guidance
($ in millions)	Low	High
GAAP Net Income [1]	235	335
Income Tax	100	100
Interest Expense & Debt Extinguishment Costs	1,228	1,228
Depreciation, Amortization, Contract Amortization and ARO Expense	1,352	1,352
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	115	115
Other Costs [2]	220	220
Adjusted EBITDA	3,250	3,350

	2017 Adjusted EBITDA
($ in millions)	Low	High
GAAP Net Income [1]	60	260
Income Tax	80	80
Interest Expense & Debt Extinguishment Costs	1,155	1,155
Depreciation, Amortization, Contract Amortization and ARO Expense	1,235	1,235
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	110	110
Other Costs [2]	60	60
Adjusted EBITDA	2,700	2,900
(1) For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero.
(2) Includes deactivation costs, gain on sale of businesses, reorganization costs, asset write-offs, impairments and other non-recurring charges

Appendix Table A-12: 2016 and 2017 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

	2016		2017
($ in millions)	Prior Guidance	Narrowed Guidance	Guidance
Adjusted EBITDA	$3,000 - 3,200	$3,250 - 3,350	$2,700 - $2,900
Cash Interest payments	(1,090)	(1,115)	(1,065)
Debt Extinguishment Cash Cost	(100)	(120)	0
Cash Income tax	(40)	(40)	(40)
Collateral / working capital / other	285	0	(240)
Cash From Operations	$2,055 - 2,255	$1,975 - 2,075	$1,355 - $1,555
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral and Other	(210)	25	0
Adjusted Cash flow from operations	$1,845 - 2,045	$2,000 - 2,100	$1,355 - $1,555
Maintenance capital expenditures, net	(435) - (465)	(435) - (450)	(310) - (340)
Environmental capital expenditures, net	(285) - (315)	(280) - (290)	(10) - (30)
Preferred dividends	(2)	(2)	0
Distributions to non-controlling interests	(170) - (180)	(160) - (170)	(185) - (205)
Free Cash Flow - before Growth Investments	$1,000 - 1,200	$1,100 - 1,200	$800 - $1,000

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investment is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investment is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investment is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.